UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 12, 2011
Metropolitan Health Networks, Inc.
(Exact Name of Registrant as Specified in Charter)
Florida
(State or Other Jurisdiction of Incorporation)

001-32361 (Commission File Number)	65-0635748 (IRS Employer Identification No.)

777 Yamato Road, Suite 510 Boca Raton, Florida 33431 (Address of Principal Executive Offices)	33431 (Zip Code)
(305) 805-8500
(Registrant’s telephone number, Including Area Code)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
Settlement of certain litigation
     As previously disclosed in the Definitive Proxy Statement of Continucare Corporation (“Continucare”) dated July 21, 2011 under the heading “The Merger—Background of the Merger,” Continucare, the members of Continucare’s board of directors, individually, Metropolitan Health Networks, Inc. (“Metropolitan”), and CAB Merger Sub, Inc. have been named as defendants in certain shareholder actions challenging the proposed transaction between Continucare and Metropolitan. On July 28, 2011, an order was granted by the Court to consolidate these actions and appoint the lead plaintiff and the lead plaintiff’s counsel.
     On August 12, 2011, the defendants entered into a memorandum of understanding with the lead plaintiff regarding the settlement of the actions. In connection with the settlement, Continucare agreed to make certain additional disclosures to its shareholders, which are contained in this Form 8-K. Subject to the completion of certain confirmatory discovery by the lead plaintiff’s counsel, the memorandum of understanding contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including consummation of the merger and court approval following notice to Continucare’s shareholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the court will consider the fairness, reasonableness and adequacy of the settlement which, if finally approved by the court, will resolve all of the claims that were or could have been brought in the actions being settled, including all claims relating to the merger transaction, the merger agreement, and any disclosure made in connection therewith. In addition, in connection with the settlement, the parties contemplate that the lead plaintiff’s counsel will petition the court for an award of attorneys’ fees and expenses to be paid by Continucare. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.
     Continucare, the director defendants, and Metropolitan vigorously deny all liability with respect to the facts and claims alleged in the lawsuits, and specifically deny that supplemental disclosure was required under any applicable rule, statute, regulation or law. However, solely to avoid the risk of delaying or adversely affecting the merger and the related transactions and to minimize the expense of defending the lawsuits, Continucare, its directors, and Metropolitan agreed to the settlement described above.
SUPPLEMENTAL INFORMATION TO THE PROXY STATEMENT/PROSPECTUS
     In connection with the settlement of certain outstanding shareholder lawsuits as described in this Form 8-K, Continucare has agreed to supplement the disclosure in the proxy statement/prospectus with the disclosures below. This supplemental information should be read in conjunction with the proxy statement/prospectus, which Continucare urges investors to read in its entirety.
With respect to the section “Background of the Merger” starting on page 33, the sixth full paragraph beginning on page 35 and continuing on page 36 is hereby revised to include the italicized language below:

On March 9, 2011, a meeting was held between Continucare and Metropolitan at the Miami offices of Morgan Joseph TriArtisan. Mr. Pfenniger and a UBS representative (who participated telephonically) attended this meeting. Mr. Earley and a representative of Morgan Joseph TriArtisan represented Metropolitan. At the meeting, Metropolitan presented to Continucare a non-binding term sheet that set forth certain proposed terms and conditions in which it would acquire Continucare. Under the proposal, each outstanding share of Continucare common stock would be exchanged for $5.75 per share in cash. Each outstanding Continucare option would be deemed immediately vested and be converted into the right to receive $5.75 in cash less the exercise price of such option. The proposal required that Dr. Frost, as the holder of 43% of Continucare’s outstanding common stock, enter into a voting agreement, agreeing to vote his shares in favor of the merger. The proposal was subject to a financing condition. In addition, Metropolitan indicated in its proposal that certain members of senior management may be asked to enter into mutually agreeable employment agreements with Metropolitan. Metropolitan later clarified that the execution of any such agreements would not be a condition to the closing of the proposed acquisition.
With respect to the section “Background of the Merger” starting on page 33, the fourth full paragraph on page 36 is hereby revised to include the italicized language below:
     The board, with the assistance of management and Continucare’s advisors, also considered whether it should contact other potential parties at this point and discussed potential parties, including six financial buyers and five strategic buyers. After discussion, the board determined this would not be an advisable course of action because: (1) no determination had been made by the board that the company was for sale; (2) approaching third parties could result in rumors that could be disruptive to the business, with respect to Continucare’s existing payor relationships, and employees, and could chill further discussion with Metropolitan and Party A before the board had determined that Continucare was for sale, and (3) few parties were considered as potentially interested in acquiring Continucare. The board concluded that a private equity fund would likely not have an interest in acquiring Continucare given the fact that, using the Metropolitan term sheet as a benchmark, the internal rate of return of Continucare on a stand-alone basis would fall below the threshold projected return normally required by private equity funds. The board also determined that approaching potential strategic acquirors that were either third-party payors or hospital systems could significantly and adversely impact Continucare’s business relationships with its current payors that might view such a combination as a threat to their interests.
With respect to the section “Background of the Merger” starting on page 33, the fifth full paragraph on page 37 is hereby revised to include the italicized language below:
On May 4, 2011, Continucare held a board meeting for the purpose of reviewing and discussing the revised proposals of Metropolitan and Party A. At this meeting, UBS reviewed with the board financial matters relating to the revised proposals, including certain potential pro forma financial effects of the proposed transaction on Metropolitan and certain considerations regarding Metropolitan’s ability to finance such a transaction. After reviewing Metropolitan’s written proposal and Party A’s verbal response, the board discussed its primary concerns with both proposals. Although the pricing terms of both proposals had increased, the board wanted better clarity as to the specific price Party A was prepared to offer and also wanted to confirm whether the current proposals of both parties reflected each party’s respective best offer. The board noted that while Metropolitan’s proposal remained subject to a financing condition, Metropolitan had advised UBS of its belief that it was two to three weeks away from securing a financing commitment. With respect to Party A, the proposal continued to include a request that Continucare approach its largest third-party payors, including its largest third-party payor, to seek each such payor’s consent to a business combination between Continucare and Party A, and the board recognized the possibility of an unfavorable response from such third-party payors and potential chilling effect on Continucare’s ongoing relationship with such third-party payors. Party A’s proposal also continued to include a requirement, as condition to completing a transaction, that key executives of Continucare enter into agreements including five-year non-competition and non-solicitation restrictions. The board was concerned that these conditions presented significant risks to the completion of a transaction. Certain members of the board also observed that it appeared Metropolitan had a greater desire to make accommodations to effectuate a transaction and that it appeared Party A was less likely to “stretch” to get a deal done in the same manner that Metropolitan might, as Party A clearly indicated that it had no interest in engaging in pricing negotiations that might establish precedent for its future transactions. The board also reaffirmed its prior decision that no determination to sell Continucare had been made, and that it was not an advisable course of action to contact other parties at this time for the reasons previously discussed at the March 21st meeting. After discussion of both proposals, the board directed management, with the assistance of UBS, to approach Metropolitan and Party A to seek a price of $6.75 per share, in order to determine what each parties’ best price offer would be, and to clarify each of the foregoing elements of the parties’ respective proposals. The board discussed the possibility of bridging the pricing gap with respect to Metropolitan’s written proposal by taking a portion of the consideration in options and stock of Metropolitan.
With respect to the section “Background of the Merger” starting on page 33, the sixth full paragraph on page 37 is hereby revised to include the italicized language below:
After the meeting, in accordance with the board’s directives, Continucare’s management and UBS contacted Metropolitan and Party A to advise both parties of the Continucare Board’s reaffirmation that it had not yet determined that Continucare was for sale and express the Continucare Board’s concerns described above regarding each party’s respective proposal. On May 6, 2011, Party A advised UBS that it was terminating discussions regarding a potential transaction with Continucare citing its decision to focus on other priorities.
With respect to the section “Background of the Merger” starting on page 33, the first full paragraph on page 39 is hereby revised to include the italicized language below:
On June 2, 2011, Continucare held a board meeting for the purpose of reviewing and discussing Metropolitan’s May 27th term sheet. Mr. Pfenniger noted that he believed there were only a few other potential MSOs that could theoretically be interested in Continucare and that none of them had a history of making acquisitions at valuations near the valuation that Metropolitan was offering for Continucare. In light of the progress in negotiations with Metropolitan, the Continucare Board authorized management to enter into an exclusivity agreement with Metropolitan and directed management, with the assistance of Continucare’s advisors, to negotiate definitive documentation in respect of a transaction with Metropolitan based on Metropolitan’s May 27th term sheet. At this meeting, Mr. Pfenniger informed the board that Party A had terminated discussions regarding a potential transaction. UBS informed the board that Party A indicated to UBS that customer concentration and price were the primary reasons for Party A’s termination of such discussions.
With respect to the section “Opinion of Continucare’s Financial Advisors — UBS Securities LLC” starting on page 49, the fourth and fifth sentences under the caption “Discounted Cash Flow Analysis,” which appears on page 53 and continues on page 54 are hereby revised to include the italicized language below:
Implied terminal values were derived by applying to Continucare’s estimated EBITDA for the fiscal year ending June 30, 2016 a range of EBITDA terminal value multiples of 5.0x to 7.0x, which range was selected taking into consideration, among other things, EBITDA trading multiples for Continucare, Metropolitan and the selected companies named above under the caption “Selected Companies Analysis.” Present values of cash flows and terminal values were calculated using discount rates ranging from 11.0% to 15.0%, which range was selected taking into consideration, among other things, a weighted average cost of capital calculation.
With respect to the section “Opinion of Continucare’s Financial Advisors — Barrington Research Associates, Inc.” starting on page 54, the second paragraph under the caption “Discounted Cash Flow Analysis” on page 59 is hereby replaced with the paragraph below:
In this analysis, BRAI calculated the implied per share equity reference ranges for Continucare using the Continucare management forecasts described above. These calculations were based on the sum of (i) the implied present values of BRAI’s calculation of projected unlevered free cash flows for Continucare’s fiscal years 2012 through 2016, and (ii) the implied present values of the terminal value of Continucare calculated based on terminal value multiples ranging from 7.0 x to 9.0 x, which multiples were derived from the companies included in BRAI’s Comparable Company analysis described above. BRAI, using its professional judgment and experience, calculated the implied present values using the discount rate range of 17.8% to 20.7%. This discount rate range was based upon a weighted average cost of capital calculation for Continucare, as well as for the companies included in BRAI’s Comparable Company analysis described above, and using: a risk-free rate of 4.48%, based on the 30-year Treasury bond yield; a market risk premium of 7.10% multiplied by Betas (a measure of systematic risk) ranging from 0.64 to 1.04; a small company risk premium of 4.80%; a geographic concentration risk premium of 2.00%; and a customer concentration risk premium of 2.00%. This analysis resulted in a range of midpoints of implied present values per share of Continucare common stock of $4.69 to $6.46, as compared to the implied per share value of the merger consideration of $6.25 to $6.45.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
     In connection with the proposed transaction between Continucare and Metropolitan, Metropolitan filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (Reg No. 333-175433) that includes a proxy statement of Continucare that also constitutes a prospectus of Metropolitan. Continucare filed with the SEC a definitive proxy statement on July 21, 2011. Continucare mailed the definitive proxy statement/prospectus to its shareholders on or about July 22, 2011. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement/prospectus and other related documents filed by Continucare and Metropolitan with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus and the other documents filed by Continucare and Metropolitan with the SEC may also be obtained for free by accessing Continucare’s website at www.continucare.com and clicking on the “Investor Relations” link and then clicking on the link for “SEC Filings” and by accessing Metropolitan’s website at www.metcare.com and clicking on the “Investors” link then clicking on the link for “SEC Filings.” Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Continucare, 7200 Corporate Center Drive, Suite 600, Miami, Florida 33126, Attention: Secretary or to Metropolitan, 777 Yamato Road, Suite 510, Boca Raton, Florida 33431 Attention: Corporate Secretary.

FORWARD LOOKING STATEMENTS
     Except for historical matters contained herein, statements made in this document are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include statements about the anticipated benefits of the merger, including financial and operating results and benefits that may be realized from the merger, Continucare’s and Metropolitan’s plans, objectives, expectations and intentions and other statements contained in this document that are not historical facts. Such forward-looking statements are inherently uncertain. Accordingly, you should not place any undue reliance on any of the forward-looking statements in this document, which are subject to numerous risks and uncertainties, and you should consider all of such information in light of the various risks identified in this document and in the reports filed by Continucare and Metropolitan with the SEC, as well as the other information that Continucare and Metropolitan provide with respect to the pending merger.
     Investors and others are cautioned that a variety of factors, including the following, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the proposed merger may not be consummated for a number of reasons, including as a result of the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, and Continucare and Metropolitan will incur significant fees and expenses regardless of whether the merger is consummated; (ii) if the merger is not consummated under certain specified circumstances, Metropolitan or Continucare may be required to pay the other a termination fee of up to $12 million, plus up to $1.5 million in fees and expenses; (iii) the receipt of all required regulatory approvals and the satisfaction of the closing conditions to the proposed merger, including approval of the pending transaction by the shareholders of Continucare, and Metropolitan’s ability to complete the required financing as contemplated by the financing commitment; (iv) Metropolitan’s ability to integrate the operations of Continucare and realize the anticipated revenues, economies of scale and cost synergies in connection with the transaction, including the potential for unanticipated issues, expenses and liabilities associated with the merger and the risk that Continucare fails to meet its expected financial and operating targets; (v) the potential for diversion of management time and resources in seeking to complete the merger and integrate the operations of Continucare; (vi) the potential failure to retain key employees of Continucare; (vii) the impact of Metropolitan’s significantly increased levels of indebtedness as a result of the transaction on Metropolitan’s funding costs, operating flexibility and ability to fund ongoing operations with additional borrowings, particularly in light of ongoing volatility in the credit and capital markets; (viii) the potential for dilution to Metropolitan shareholders as a result of the transaction; (ix) the ability of Metropolitan to operate pursuant to the terms of its debt obligations, including its obligations under financings undertaken to complete the Continucare transaction and (x) the potential failure of the court to approve the settlement of litigation related to the merger. Continucare and Metropolitan are also subject to the risks and uncertainties described in their respective filings with the SEC, including Continucare’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, and its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2010, December 31, 2010 and March 31, 2011, and Metropolitan’s Annual Report on Form 10-K for the year ended December 31, 2010, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011. Continucare and Metropolitan disclaim any obligation to update and revise statements contained in this document based on new information or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPOLITAN HEALTH NETWORKS, INC.
/s/ Roberto Palenzuela
Name:	Roberto Palenzuela
Title:	General Counsel

Dated: August 12, 2011

6